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                                                                     EXHIBIT 1.1




                      FUND AMERICA INVESTORS CORPORATION II

$236,526,000 (Approximate) Collateralized Mortgage Obligations, Series 1998-NMC1


                             UNDERWRITING AGREEMENT


                                                 New York, New York
                                                 As of June 24, 1998
Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:
         Fund America Investors Corporation II, a limited purpose finance corporation (the "Company"), proposes to cause Fund America Investors Trust 1998-NMC1, a limited purpose Delaware business trust (the "Trust"), to issue and sell to Salomon Brothers Inc (the "Underwriter"), approximately $236,526,000 aggregate principal amount of Collateralized Mortgage Obligations, Series 1998-NMC1, which will consist of four classes of bonds (collectively, the "Bonds"), designated as Class A, Class M-1, Class M-2 and Class M-3.

         The Bonds will be issued by the Trust to be formed pursuant to a trust agreement (the "Trust Agreement") to be entered into between the Company and Wilmington Trust Company, as trustee (the "Owner Trustee"). The Bonds will be issued and secured pursuant to an indenture to be dated as of the Cut-off Date between the Trust and Norwest Bank Minnesota, National Association ("Norwest"), as indenture trustee (the "Indenture Trustee") (the "Indenture"). The beneficial ownership interest in the Trust will be represented by certificates (the "Trust Certificates") which will be transferred by the Company to National Mortgage Finance Corporation ("NMFC"), a limited purpose wholly-owned subsidiary of National Mortgage Corporation ("National Mortgage").

         The Bonds will be secured by collateral consisting of, among other things, adjustable rate, fully amortizing residential first mortgage loans (the "Mortgage Loans") and related property. The Mortgage Loans will be serviced by National Mortgage pursuant to the terms of a servicing agreement (the "Servicing Agreement") to be entered into among National Mortgage, the Indenture Trustee and the Owner Trustee.

         The Company will acquire all the Mortgage Loans from National Mortgage pursuant to a mortgage loan purchase agreement between the Company and National Mortgage (the "Mortgage Loan Purchase Agreement"); and the Company will contribute and assign the Mortgage Loans to the Trust pursuant to a mortgage loan contribution agreement between the Company and the Trust (the "Mortgage Loan Contribution Agreement"). The Mortgage Loans were originated or acquired by National Mortgage primarily through its network of brokers and correspondents.




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         Certain administrative functions with respect to the Trust will be performed on behalf of the Trust by Norwest, as manager (the "Manager"), pursuant to a management agreement (the "Management Agreement") between the Trust and the Manager.

         The Bonds are described more fully in Schedule I hereto and in the Prospectus (as defined below). The Mortgage Loans will be of the type described and will have the aggregate principal balance set forth in Schedule I. The Bonds will consist of four classes, designated as the Class A Bonds, the Class M-1 Bonds, the Class M-2 Bonds and the Class M-3 Bonds, and will be issued in the denominations specified in Schedule I.

         This Agreement, the Trust Agreement, the Indenture, the Servicing Agreement, the Mortgage Loan Purchase Agreement, the Mortgage Loan Contribution Agreement and the Management Agreement are collectively referred to herein as the "Basic Agreements." Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-33823) for the registration of the Bonds under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and copies of which have heretofore been delivered to you. The Company proposes to file with the Commission pursuant to Rule 424 under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Bonds and the plan of distribution thereof. Such registration statement, as from time to time amended through the date hereof, including all exhibits thereto, and all documents therein incorporated by reference from time to time pursuant to Item 12 of Form S-3 under the 1933 Act that were filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or before the effective date of such registration statement, each as amended at the date hereof, but excluding Form T-1, is hereinafter referred to as the "Registration Statement;" the related prospectus supplement, in the form in which it shall be first filed with the Commission pursuant to Rule 424 under the 1933 Act, is hereinafter referred to as the "Prospectus Supplement;" and the prospectus, in the form in which it shall be first filed with the Commission pursuant to Rule 424 under the 1933 Act, as supplemented by the Prospectus Supplement, is hereinafter referred to as the "Prospectus". Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the 1934 Act on or before the date hereof; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act deemed to be incorporated by reference therein after the date hereof. The Company will file with the Commission within fifteen days of the issuance of the Bonds a current report on Form 8-K pursuant to Rule 13a-11 under the 1934 Act (a "Current Report") to which shall be attached a copy of the Indenture and the Servicing Agreement as executed and that sets forth specific information concerning the Bonds and the Mortgage Loans to the extent that such information is not set forth in the Prospectus.



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                  (b) As of the date hereof, when the Registration Statement became effective, when the Prospectus is first filed pursuant to Rule 424 under the 1933 Act, when, prior to the Closing Date, any amendment to the Registration Statement becomes effective, when any supplement to the Prospectus is filed with the Commission and at the Closing Date,
         (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complies and will comply in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Trust Indenture Act of 1934, as amended (the "Trust Indenture Act"), as applicable, and the rules and regulations thereunder, and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, as amended or supplemented as of any such time, does not and will not contain an untrue statement of a material fact and does not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement and the Prospectus. For all purposes of this Agreement, the Company acknowledges that the statements set forth in the first sentence of the second to the last paragraph and the last paragraph of the cover page, the paragraph regarding making a market in the Bonds on the inside front cover page and under the heading "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the documents referred to in the immediately preceding sentence.

                  (c) As of the date hereof, when the Registration Statement became effective, when the Prospectus is first filed pursuant to Rule 424 under the 1933 Act, when, prior to the Closing Date, any amendment to the Registration Statement becomes effective, when any supplement to the Prospectus is filed with the Commission, and at the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (d) The Bonds meet required ratings criteria for registration under the Registration Statement. The Bonds and the Basic Agreements will each conform in all material respects to the description thereof contained in the Prospectus. The Bonds have been duly authorized, and each of the Bonds, when validly authenticated and delivered in



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         accordance with the Indenture and paid for by the Underwriter in accordance with this Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and will be entitled to the benefits of the Indenture. The Indenture has been duly authorized and duly qualified under the Trust Indenture Act.

                  (e) The Trust Certificates represent undivided ownership interests in the Trust created by the Trust Agreement. The Trust Certificates have been duly authorized, and each of the Trust Certificates, when validly authenticated and delivered in accordance with the Trust Agreement will be duly and validly issued, fully paid and non-assessable and will be entitled to the benefits of the Trust Agreement.

                  (f) [Intentionally Omitted].

                  (g) Each of the Basic Agreements to which the Company is a party has been or will be as of the Closing Date duly authorized, executed and delivered by the Company and constitutes, or will constitute as of the Closing Date, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

                  (h) As of the Closing Date, each of the Basic Agreements to which the Trust is a party, assuming the due execution and delivery by the parties thereto, will each constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

                  (i) The Company is a corporation duly organized and validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Agreements to which it is a party. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction wherein it owns or leases any material properties or conducts any material business and which requires such qualification.

                  (j) Neither the transfer of the Mortgage Loans, nor the issuance and sale of the Bonds, nor the execution and delivery by the Company of the Basic Agreements to



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         which it is a party, nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will conflict with or result in a breach of any term or provision of the Certificate of Incorporation or by-laws of the Company, or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which the Company is bound, or any statute, order or regulation applicable to the Company, of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company to perform its obligations under the Basic Agreements to which it is a party or (ii) the business, operations, financial condition, properties or assets of the Company.

                  (k) No filing or registration with, notice to, or consent, approval, authorization or order or other action of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the Basic Agreements to which it is a party, except (i) such as have been or will have been obtained under the 1933 Act and the Trust Indenture Act prior to the Closing Date in connection with the offer, sale, purchase and distribution of the Bonds by the Underwriter, (ii) the recordation of the assignments of the Mortgage Loans to the Indenture Trustee pursuant to the Indenture that has not yet been completed and (iii) such approvals, consents, registrations or qualifications as may be required under state securities or blue sky laws of states other than the State of New York in connection with the purchase and distribution of the Bonds by the Underwriter.

                  (l) There is no action, suit, proceeding or investigation of or against the Company before or by any court, administrative or governmental agency, or other tribunal, domestic or foreign, now pending or, to the best of the Company's knowledge, threatened against the Company, (i) asserting the invalidity of the Basic Agreements, (ii) seeking to prevent the issuance of the Bonds or the consummation of any of the transactions contemplated by the Basic Agreements, (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Basic Agreements, or the Bonds or the Trust Certificates, or (iv) seeking to affect adversely the federal income tax attributes of the Bonds as described in the Prospectus.

                  (m) As of the Closing Date, the Mortgage Loans will have been duly and validly assigned and delivered to the Indenture Trustee, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance other than Permitted Encumbrances.

                  (n) [Intentionally Omitted].



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                  (o) As of the Closing Date, the Company's representations and warranties in the Basic Agreements to which it is a party will be true and correct in all material respects.

                  (p) Immediately prior to the time of execution and delivery of the Indenture, but after the execution and delivery of the Mortgage Loan Purchase Agreement, the Company will have good and marketable title to, and will be the sole owner of, the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest other than the Permitted Encumbrances (collectively, "Liens"), and will not have assigned to any Person other than the Trust or the Indenture Trustee any of its right, title or interest in such Mortgage Loans.

                  (q) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Basic Agreements, the Trust Certificates and the Bonds have been or will be paid at or prior to the Closing Date.

                  (r) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus, and the Company has received no notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

                  (s) Neither the Company nor the Trust is, and, after giving effect to the issuance of the Trust Certificates or the offering and sale of the Bonds, will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act") that is registered or is required to be registered under the 1940 Act.

                  (t) [Intentionally Omitted].

                  (u) The transfer of the Trust Certificates to NMFC does not require registration under the 1933 Act or any state securities or blue sky laws.

                  (v) The Trust Agreement is not required to be qualified under the Trust Indenture Act.

                  [(w) The Indenture has been duly qualified under the Trust Indenture Act.]

         Any certificate signed by an officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Bonds shall be deemed a representation and warranty as to the matters covered thereby to the Underwriter.


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         2.       Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Bonds at the purchase price set forth in Schedule I hereto.

         3. Delivery and Payment. Delivery of and payment for the Bonds shall be made at the office, on the date and at the time specified in Schedule I hereto, or such later date and time not later than ten (10) Business Days after such date and time specified in Schedule I hereto as shall be agreed upon by the Company and the Underwriter (such date and time of delivery of, and payment for, the Bonds, the "Closing Date"). Delivery of the Bonds shall be made to the Underwriter or their designees against payment by the Underwriter of the purchase price therefor to or upon the order of the Company by delivery of immediately available funds. The Bonds shall be registered in such names and in such denominations as the Underwriter may have requested in writing not less than three (3) full Business Days prior to the Closing Date.

         The Company agrees to have the Bonds available for inspection, checking and packaging in New York, New York, not later than 10:00 a.m. New York time on the Business Day prior to the Closing Date.

         4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Bonds for sale as set forth in the Prospectus.

         5.       Agreements. The Company agrees with the Underwriter that:

                  (a) The Company will, prior to the termination of the offering of the Bonds, promptly advise the Underwriter (i) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will not file any amendment to the Registration Statement or any revision of or supplement to the Prospectus (including the supplement relating to the Bonds included in the Prospectus) prior to the termination of the offering of the Bonds unless the Company has furnished to the Underwriter a copy for its review and will not file such proposed amendment or supplement to which any Underwriter reasonably objects. Subject to the foregoing sentence, the Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424 under the 1933 Act by means reasonably calculated to result in a timely filing with the Commission pursuant to Rule 424 and promptly will advise the Underwriter when the Prospectus has been so filed.

                  (b) If, at any time when a prospectus relating to the Bonds is required to be delivered under the 1933 Act (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or



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         omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the 1933 Act or the rules and regulations of the Commission thereunder, the Company promptly will notify the Underwriter and promptly will prepare and file with the Commission, subject to subsection (a) of this Section 5, a revision, amendment or supplement that will correct such untrue statement or omission or effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such amendment to the Registration Statement to be declared effective as soon as possible.

                  (c) The Company will (i) furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement including exhibits thereto and each amendment thereto that became effective on or prior to the Closing Date and, so long as delivery of a prospectus relating to the Bonds is required under the 1933 Act, as many copies of the Prospectus and any revisions thereof or amendments or supplements thereto as may be reasonably requested, and (ii) file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required under the 1933 Act in connection with the offering or sale of the Bonds.

                  (d) The Company will pay or cause to be paid all expenses incidental to the performance of its obligations under this Agreement and the Basic Agreements, including but not limited to: (i) the fees and disbursements of counsel to the Company, (ii) expenses of printing the Prospectus, (iii) any fees charged by the Rating Agencies (as hereinafter defined) for rating the Bonds, (iv) accounting fees and disbursements, (v) the costs and expenses in connection with the qualification or exemption of the Bonds under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Bonds for investment by institutional investors and the preparation of any legal investment survey, and (vi) the fees and expenses of the Owner Trustee and the Indenture Trustee and any agent of the Owner Trustee and Indenture Trustee and the fees and disbursements of counsel for the Owner Trustee and the Indenture Trustee in connection with the Trust Agreement, the Servicing Agreement, the Indenture and the Bonds. It is understood that, except as provided in this subsection (d) and in Sections 7 and 11 hereof, the Underwriter will pay all of its own expenses, including the fees of any counsel to the Underwriter, any transfer taxes on resale of any of the Bonds by the Underwriter and advertising expenses connected with any offers of the Bonds that the Underwriter may make.

                  (e) So long as any Bonds are outstanding, the Company will cause the Servicer to furnish to the Underwriter, as soon as available, a copy of (i) the annual statement of compliance delivered by the Servicer to the Indenture Trustee pursuant to the Servicing Agreement,
         (ii) the annual independent public accountants' report furnished



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         to the Indenture Trustee pursuant to the Servicing Agreement, (iii)
         each report of the Company or the Trust regarding the Bonds filed with the Commission under the 1934 Act or mailed to the holders of the Bonds, and (iv) from time to time, such other information concerning the Bonds as the Underwriter may reasonably request and which may be furnished by the Company, the Servicer or the Indenture Trustee without undue expense and without violation of applicable law.

                  (f) The Company will endeavor, in cooperation with the Underwriter and the Underwriter's counsel, to qualify the Bonds for offering and sale under the applicable securities and blue sky laws of such jurisdictions as the Underwriter may reasonably designate, and will maintain such qualifications in effect for a period of not less than one year after the date hereof, unless the offering and sale of the Bonds is exempt from such qualification under the Secondary Mortgage Market Enhancement Act of 1984, and will cooperate with the Underwriter and its counsel to determine the eligibility of the Bonds for investment by institutional investors in such jurisdictions. The Company will, at the Underwriter's request or the request of the Underwriter's counsel, file such statements and reports as may be required by the laws of each jurisdiction in which the Bonds have been qualified as above provided. Notwithstanding the foregoing, no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to general service of process, other than by reason of the offer and sale of the Bonds, qualification as a foreign corporation or to taxation as a foreign corporation doing business in such jurisdiction.

                  (g) The Company will cause the Trust to make generally available to holders of the Bonds as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1993 Act), an earnings statement of the Trust (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

         6. Conditions to the Obligation of the Underwriter. The obligation of the Underwriter to purchase and pay for the Bonds shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of effectiveness of any amendment to the Registration Statement prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any officer's certificate pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened, and the Prospectus shall have been filed or mailed for filing with the Commission not later than required pursuant to the rules and regulations of the Commission.


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                  (b)      The Company shall have furnished to the Underwriter a
         certificate, dated the Closing Date, signed by the President or a vice president of the Company to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, and this Agreement and that:

                           (i) subsequent to the date of this Agreement and the Registration Statement, there has been no material adverse change in the condition, financial or otherwise, earnings, business affairs, regulatory situation or business prospects of the Company whether or not arising in the ordinary course of business;

                           (ii) the representations and warranties of the Company in Section 1 of this Agreement are true and correct in all material respects as though made at and as of the date hereof;

                           (iii) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

                           (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

                           (v) nothing has come to our attention that would lead us to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company shall also have furnished to the Underwriter a certificate, dated the Closing Date, signed by the Secretary or a vice president of the Company, in form and substance acceptable to the Underwriter, as to certain corporate matters and shall attach to such certificate a true and correct copy of the Company's Certificate of Incorporation and by-laws and a Certificate of Good Standing for the Company issued by the Secretary of the State of Delaware at least thirty days prior to the Closing Date, all of which are in full force and effect on the date of such certificate, and a certified true copy of the resolution of its Board of Directors with respect to the transactions contemplated in this Agreement.

         (c) The Company shall have furnished to the Underwriter an opinion, dated as of the Closing Date, of Hunton & Williams, counsel to the Company, reasonably satisfactory in form and substance to counsel for the Underwriter.

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by, officers of the parties to the Basic Agreements. Such opinion may assume the due authorization, execution and delivery of the agreements, instruments and documents referred to therein by the parties thereto other than the Company and that such other agreements are the valid, legal and binding obligations of such other parties. Such opinion may be qualified as an opinion only on the general corporation law of the State of Delaware, the laws of the State of New York, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States. To the extent that such firm relies upon the opinion of other Howard J. Glicksman, general counsel to the Company, and counsel (which counsel shall be reasonably satisfactory to the Underwriter) in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such firm that is delivered to the Underwriter.

         (d) The Company shall also furnish to the Underwriter such other opinion or opinions, dated as of the Closing Date, of their counsel as shall be reasonably required by and reasonably satisfactory to the Rating Agencies.

         (e) National Mortgage shall have furnished to the Underwriter an opinion, dated as of the Closing Date, of counsel to National Mortgage, which opinion shall be reasonably satisfactory in form and substance to counsel for the Underwriter.

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of the parties to this Agreement and the other Basic Agreements to which National Mortgage is a party. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than National Mortgage and that such other agreements are the valid, legal and binding obligations of such other parties. Such opinion may be qualified as an opinion only on the general corporation law of the State of Delaware, the laws of the State of New York, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States. To the extent that such firm relies upon the opinion of other counsel (which counsel shall be reasonably satisfactory to the Underwriter) in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such firm that is delivered to the Underwriter.

         National Mortgage shall also furnish to the Underwriter such other opinion or opinions, dated as of the Closing Date, of their counsel relating to bankruptcy or insolvency matters as shall be reasonably requested by the Underwriter and such other opinion or opinions as shall be reasonably required by and satisfactory to the Rating Agencies.

         (f) The Underwriter shall have received an opinion or opinions, dated as of the Closing Date, of Richards, Layton & Finger, counsel to the Owner Trustee, reasonably satisfactory in form and substance to counsel for the Underwriter.

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by, officers of the parties to this Agreement and the other Basic Agreements to which the Owner Trustee or the Trust is a party. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Owner Trustee or the Trust. Such opinion may be qualified as an opinion only on the laws of the State of Delaware, the laws of New York and the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States. To the extent that such firm relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such firm that is delivered to the Underwriter.

         The Owner Trustee shall also furnish to the Underwriter such other opinion or opinions, dated as of the Closing Date, of their counsel, as shall be reasonably required by and reasonably satisfactory to the Rating Agencies.

         (g) The Underwriter shall have received an opinion, dated as of the Closing Date, of counsel to Norwest (in its capacity as Indenture Trustee), reasonably satisfactory in form and substance to counsel for the Underwriter.

Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the other Basic Agreements to which Norwest is a party. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than Norwest. Such opinion may be qualified as an opinion only on the laws of the State of New York, the laws of the State of Minnesota, the laws of each state in which the writer of the opinion is admitted to practice law and the federal laws of the United States. To the extent that such firm relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such firm that is delivered to the Underwriter.

         Norwest shall also furnish to the Underwriter such other opinion or opinions, dated as of the Closing Date, of their counsel, as shall be reasonably required by and reasonably satisfactory to the Rating Agencies.

         (h) [Intentionally omitted].

         (i) The Underwriter shall have received from Thacher Proffitt & Wood, counsel for the Underwriter, such opinion or opinions in form and substance satisfactory to the Underwriter, dated as of the Closing Date, with respect to the issuance and sale of the Bonds and the Prospectus and such other related matters as the Underwriter may reasonably require.

         (j) The Underwriter shall have received from Deloitte & Touche, LLP, independent certified public accountants, a letter dated the date of the Prospectus and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature, set forth in the Prospectus Supplement on the cover thereof and under the captions "Yield Considerations", "Risk Factors", "Servicing of the Mortgage Loans" and "Description of the Mortgage Pool", including any Mortgage Loan information filed by the Company in any Current Report, agrees with the records of the Servicer.

         (k) The Underwriter shall have received from Deloitte & Touche, LLP, independent certified public accountants, the letters satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that
(i) they have reviewed certain of the Mortgage Loans and performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus are, based on the assumptions set forth therein, mathematically accurate and internally consistent.

         (l) The Underwriter shall have received from each Person that is a party to the Basic Agreements, a certificate dated as of the Closing Date of an authorized officer of such Person in form and substance reasonably satisfactory to the Underwriter.

         (m) Each Class of the Bonds shall be rated as set forth in the Prospectus by the Rating Agencies specified in such Prospectus, and such Rating Agencies shall not have rescinded such ratings and shall not have made any public announcement that such ratings of the Bonds has been placed under review.

         (n) The Underwriter shall have received copies of any opinions of counsel to the Company supplied to the Rating Agencies or the Indenture Trustee relating to certain matters with respect to the Bonds including without limitation any true sale and non-substantive consolidation opinions. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters to the Underwriter or shall state that the Underwriter may rely upon them.

         (o) Each Person that is a party to the Basic Agreements shall have furnished to the Underwriter such further information, certificates, opinions and documents as the Underwriter may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriter and their counsel.

         (p) The Underwriter shall have received an indemnification agreement executed by National Mortgage in favor of the Underwriter substantially in the form of Exhibit A hereto.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any materials covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile confirmed in writing.

         7.  Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers and employees and agents of the Underwriter, and each person who controls the Underwriter within the meaning of either the 1933 Act or the 1934 Act, against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment thereto or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company as stated herein by or on behalf of the Underwriter specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company as herein stated by or on behalf of the Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity contained in subsection (a) of this Section 7. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, promptly notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under the foregoing provisions of this Section 7 unless and only to the extent that such omission results in the forfeiture of substantive rights of the indemnifying party. If any such action is brought against any indemnified party and that party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party, which counsel shall not be counsel to the indemnifying party except with the consent of the indemnified party, and after receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation by the indemnified party undertaken with notice to and approval by the indemnifying party. If the indemnifying party elects not to assume the defense, all fees, disbursements and other charges incurred by the indemnified party shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its consent (which consent shall not be unreasonably withheld).

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsections (a) and
(b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (or actions in respect thereof) to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Bonds. The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering of the Bonds (before deducting expenses) bear to the total compensation or profit (before deducting expenses) received or realized by the Underwriter from the purchase and resale, or underwriting, of the Bonds. If the foregoing allocation is not permitted by applicable law, then such contribution shall be determined based on such proportions as is appropriate to reflect not only the relative benefits as described above but also the relative fault of the Company on the one hand and the Underwriter on the other hand as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriter. The Company and the Underwriter agrees that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.

         Notwithstanding the provisions of this paragraph 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of the 1933 Act or the 1934 Act and each director, officer, employee or agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subsection (d).

         8. Termination. This Agreement shall be subject to termination, in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Bonds, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Bonds, or (iv) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company, or National Mortgage, or any of their respective affiliates, in the judgment of the Underwriter, materially impairs the investment quality of the Bonds.

         9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and its respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Bonds. The provisions of
Section 5(d), Section 7 and Section 11 hereof shall survive the termination or cancellation of this Agreement.

         10. Reimbursement of Underwriter's Expenses. If the sale to the Underwriter of the Bonds as provided for herein is not consummated for any reason, other than by reason of a default by the Underwriter, the Underwriter's reasonable costs and expenses shall be reimbursed by the Company.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, partners and controlling persons referred to in Section 7 hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

         12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         13. Miscellaneous. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

         14. Notices. Communications hereunder will be in writing and effective only on receipt and, if sent to the Underwriter, will be delivered to Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, Attention:
Head: Mortgage Finance or if sent to the Company, will be delivered to Fund America Investors Corporation II, 6400 South Fiddler's Green Circle, Suite 1200 B, Englewood, Colorado 80111, Attention: Steven B.
Chotin, President.

         15. Underwriter Representation. The Underwriter represents to the Company that no "computational materials" or "structural term sheets" were, or will be, distributed to investors.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned one counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement by and between the Company and the Underwriter.


                                            Very truly yours,

                                            FUND AMERICA INVESTORS
                                            CORPORATION II


                                            By:
                                               -----------------------------
                                            Name:
                                            Title:

The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.

SALOMON BROTHERS INC


By:
    ----------------------------
Name:    Matthew R. Bollo
Title:   Vice President

                                   SCHEDULE I


Underwriter:

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Purchase Price for the Bonds: _____% of the initial principal amount of the Bonds.

Title of Bonds: Collateralized Mortgage Obligations, Series 1998-NMC1, which consist of four classes of bonds, designated as the Class A Bonds, the Class M-1 Bonds, the Class M-2 Bonds and the Class M-3 Bonds.

Principal Balances for the Bonds: Aggregate original principal balance of approximately $236,526,000 allocated among each of the four classes as follows:

                          Class A Bonds:            $192,024,000
                          Class M-1 Bonds:          $ 19,264,000
                          Class M-2 Bonds:          $ 10,851,000
                          Class M-3 Bonds:          $ 14,387,000

Description of Bonds: The Bonds are more fully described in the Prospectus.

Type of Mortgage Loans: One- to four-family adjustable rate, fully amortizing residential mortgage loans having original terms to maturity of up to 30 years.

Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date:
Approximately $243,841,234.

Cut-Off Date: June 1, 1998

Ratings of Bonds:  As provided in the Prospectus.

Denominations of the Bonds: Minimum denominations of $10,000 and increments of $1.00 in excess thereof.

Closing Office: Hunton & Williams, 200 Park Avenue, 43rd Floor, New York, New York 10166

Closing Date and Time of Delivery of and Payment for the Bonds: June 29, 1998, 2:00 p.m. Eastern Standard Time)